================================================================================


                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                       Date of Report: September 23, 2003
                        (Date of earliest event reported)




                           VERIZON COMMUNICATIONS INC.
             (Exact name of registrant as specified in its charter)




           Delaware                         1-8606                          23-2259884
 (State or other jurisdiction of    (Commission File Number)   (I.R.S. Employer Identification No.)
         incorporation)

1095 Avenue of the Americas,
New York, New York                                                            10036
(Address of principal executive                                             (Zip Code)
            offices)

       Registrant's telephone number, including area code: (212) 395-2121



                                 Not applicable
          (Former name or former address, if changed since last report)

================================================================================

Item 9.  Regulation FD Disclosure.

Set forth below is a press release issued by Verizon Communications Inc.


NEWS RELEASE

                                                                  (VERIZON LOGO)


FOR IMMEDIATE RELEASE                        MEDIA CONTACTS:
SEPT. 23, 2003                               PETER THONIS
                                             212-395-2355
                                             peter.thonis@verizon.com

                                             BOB VARETTONI
                                             212-395-7726
                                             robert.a.varettoni@verizon.com

                   VERIZON REVISES FINANCIAL FORECAST FOR 2003

  NEW EPS GUIDANCE REFLECTS SECOND-HALF EVENTS; WIRELESS EXCEEDS EXPECTATIONS;
      OVERALL REVENUE GROWTH, DEBT TARGET REITERATED; REDUCTION IN CAPITAL
                                  EXPENDITURES

o Diluted Earnings Per Share (EPS) before special items: $2.56 to $2.60, from $2.70 to $2.80

o   Comparable revenue growth: 0 to 2 percent, reiterated

o Verizon Wireless: more than 4.5 million net retail customer additions for 2003, up from more than 4 million

o Capital Expenditures: $12 billion to $12.5 billion, reduced from $12.5 billion to $13.5 billion

o Year-End Net Debt (total debt less cash and cash equivalents): $46 billion to $47 billion, reiterated

Note: The schedules accompanying this news release provide reconciliations to generally accepted accounting principles (GAAP) for all non-GAAP financial measures mentioned in this announcement.

    NEW YORK - Verizon Communications Inc. (NYSE:VZ) today announced changes in 2003 financial targets -- resetting adjusted EPS to a range of $2.56 to $2.60, while reiterating the company's overall revenue growth estimate and debt target, increasing expectations for Verizon Wireless customer additions, and reducing expected full-year capital spending.

Verizon News Release, page 2


    Verizon CEO Ivan Seidenberg said, "Reviewing the changing operational, economic and regulatory conditions in the second half, we remain confident in our long-term strategy for growth and value-creation, and we are taking steps, such as our groundbreaking labor contracts, to remove uncertainties that have clouded the investment outlook for Verizon."

    The labor agreements, announced earlier this month, will slow the rate of expense growth in Verizon's largest business unit, Domestic Telecom, while providing labor stability over the next five years.

    Lowered EPS guidance results from 10 to 12 cents per share in additional operational impacts from issues that have emerged since mid-year, and 4 cents per share in primarily non-cash expenses related to a change in treatment of retiree healthcare obligations (FAS 106).

    Issues affecting financial forecasts for the second half include pressures on Domestic Telecom revenues due largely to the economy and new regulatory constraints. Demand for business voice services remains soft as unemployment levels remain high; demand for consumer landline services has been impacted by technology substitution; and state and federal regulatory rulings, particularly the Federal Communications Commission's Triennial Review order, will have an ongoing adverse effect on revenues.

    Additional expense pressures include contingency costs to maintain operational readiness during labor negotiations, and the timing of a 3 percent lump sum payment that was part of the settlement. Domestic Telecom has seen increased repair costs due to record-setting rainfall, while Verizon Wireless has seen increased customer acquisition expenses that are fueling the higher levels of customer additions expected in the second half.

Verizon News Release, page 3

                   GROWTH IN DSL, LONG DISTANCE, INTERNATIONAL

    Somewhat offsetting revenue and expense pressures has been continued growth in Verizon's DSL (digital subscriber line) and long-distance businesses. Verizon currently has more than 2 million billed DSL lines, on track with prior guidance, and the company is seeing similar long-distance growth trends in the third quarter as in the second quarter, when the company reported 1.4 million net additional long-distance lines.

    Also offsetting the pressures are expected results from Verizon International, driven primarily by the results at Italian wireless provider Omnitel as well as asset sales.

                            REVENUE GROWTH REITERATED

    "While our industry is rapidly transforming, we are reiterating top-line revenue growth targets this year and building long-term value by focusing on the opportunities we see in wireless, broadband and the Enterprise business market," Seidenberg said. "Contributing to this solid foundation, Verizon Wireless has significantly outperformed expectations, and Domestic Telecom continues its excellent track record of containing costs and maintaining margins. Verizon also continues to generate strong cash flows which, as we get closer to our targeted debt levels, will give us more flexibility to create shareholder value."

                       WIRELESS, CAPITAL AND DEBT TARGETS

    Verizon Wireless now expects a total of more than 4.5 million net retail customer additions for 2003. Previous guidance, announced two months ago, was for more than 4 million.

    Verizon expects 2003 capital expenditures to be in the range of $12 billion to $12.5 billion, a $1 billion reduction from the high end of previous guidance of $12.5 billion to $13.5 billion. Investments in wireless remain as previously targeted, with demand-driven

Verizon News Release, page 4

declines in Domestic Telecom investment due to decreases in access lines and other reductions due to the sale of the company's stake in Mexican wireless carrier Grupo Iusacell and lower capital spending at subsidiaries.

    Verizon is reiterating its year-end net debt target of $46 billion to $47 billion. The company began the year with a target of $49 billion to $51 billion and revised it in July.

                                 ONGOING IMPACTS

    Beginning in 2004, the accounting for retiree healthcare obligations is estimated to reduce EPS by an additional 16 cents per year. These are primarily non-cash expenses.

    Verizon has also announced that, under a program to reduce the workforce, voluntary separation incentives have been made available to most union and management employees. The company expects to take a severance charge for these separations in the fourth quarter.

    A Fortune 10 company, Verizon Communications (NYSE:VZ) is one of the world's leading providers of communications services, with approximately $67 billion in revenues and 221,000 employees. Verizon companies are the largest providers of wireline and wireless communications in the United States, with 137.6 million access line equivalents and 34.6 million Verizon Wireless customers. Verizon is the third largest long-distance carrier for U.S. consumers, with 14.6 million long-distance lines. The company is also the largest directory publisher in the world, as measured by directory titles and circulation. Verizon's international presence includes wireline and wireless communications operations and investments, primarily in the Americas and Europe. For more information, visit www.verizon.com.

                                      ####


VERIZON'S ONLINE NEWS CENTER: Verizon news releases, executive speeches and biographies, media contacts and other information are available at Verizon's News Center on the World Wide Web at www.verizon.com/news. To receive news releases by e-mail, visit the News Center and register for customized automatic delivery of Verizon news releases.

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Verizon News Release, page 5

NOTE: This press release contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: the duration and extent of the current economic downturn; materially adverse changes in economic or labor conditions, including labor negotiations and any resulting financial and/or operational impact, in the markets served by us or by companies in which we have substantial investments; material changes in available technology; technology substitution; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations; the final results of federal and state regulatory proceedings concerning our provision of retail and wholesale services and judicial review of those results; the effects of competition in our markets; our ability to satisfy regulatory merger conditions; the ability of Verizon Wireless to continue to obtain sufficient spectrum resources; our ability to recover insurance proceeds relating to equipment losses and other adverse financial impacts resulting from the terrorist attacks on Sept. 11, 2001; and changes in our accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings.

                            ------------------------
                            NON-GAAP RECONCILIATIONS

                                FINANCIAL UPDATE

                               SEPTEMBER 23, 2003
                            ------------------------

                                FINANCIAL UPDATE
                               SEPTEMBER 23, 2003

                             NON-GAAP RECONCILIATION
                        2003 DILUTED EARNINGS PER SHARE*



2003 ESTIMATED EPS - GAAP                     $2.18        TO    $2.22

   IUSACELL CHARGE                                      $ 0.33
   SEVERANCE, PENSION & BENEFIT CHARGES                 $ 0.16
   LEASE IMPACT & SPECIAL CHARGES                       $ 0.07
   IMPACT OF ADOPTING FAS 143                           $(0.77)
   IMPACT OF DIRECTORY ACCOUNTING CHANGE                $ 0.59

2003 ADJUSTED EPS TARGET                      $2.56        TO    $2.60

* BASED ON CURRENTLY AVAILABLE ESTIMATES

                                FINANCIAL UPDATE
                               SEPTEMBER 23, 2003
                             NON-GAAP RECONCILIATION
                                NET DEBT GUIDANCE

                         NET DEBT IS DEFINED AS FOLLOWS:

                         DEBT MATURING IN ONE YEAR, PLUS
                              LONG TERM DEBT, LESS
                             CASH & CASH EQUIVALENTS

                NO CURRENT ESTIMATES OF YEAR END 2003/04 DEBT OR
                      CASH & CASH EQUIVALENTS ARE AVAILABLE

                                FINANCIAL UPDATE
                               SEPTEMBER 23, 2003
                             NON-GAAP RECONCILIATION
                                REVENUE GUIDANCE


(MILLIONS)

2002 REVENUES - GAAP                    $ 67,304
IMPACT OF ACCESS LINES SOLD                 (623)
                                        --------
2003 ESTIMATED REVENUES - GAAP          $ 66,681        TO          $ 68,014
GROWTH                                         0%       TO                 2%

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             Verizon Communications Inc.
                                           ------------------------------------
                                                     (Registrant)

Date: September 23, 2003                   /s/ David H. Benson
      ------------------------             ------------------------------------
                                           David H. Benson
                                           Senior Vice President and Controller